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                                                                    Exhibit 10.7

                             CONFIDENTIAL TREATMENT

                      AMENDMENT NO. 1 TO LICENSE AGREEMENT
                  BETWEEN THE UNIVERSITY OF SOUTHERN CALIFORNIA
                              AND MARET CORPORATION

     This Amendment No. 1 to License Agreement (the "Amendment") is entered into this 19th day of June, 2000.

                                    RECITALS

     A. The University of Southern California ("USC") and Maret Corporation ("Licensee") are parties to that certain License Agreement, USC FILE 2146B, USC FILE 2429, AND USC FILE 2430 (the "License Agreement") relating to specifically identified patents.

     B. USC and Licensee are parties to certain Research Agreements, effective August 31, 1994 and dated, July 18, 1997, as amended (the "Prior Research Agreements"). Under the terms of the Prior Research Agreements, Licensee is granted the option to license "University Intellectual Property" (as that term is defined in the Prior Research Agreements). Licensee has exercised that option and it is the intent of the parties that Licensee is granted a license for all University Intellectual Property in accordance with the terms of the License Agreement.

     C. A new Research Agreement (the "New Research Agreement") is being executed contemporaneously by the parties that provides for the option to license University Intellectual Property (as that term is defined in the New Research Agreement).

     D. In addition to the patents that are currently the subject of the License Agreement, the parties desire to amend the License Agreement to provide for the license of University Intellectual Property under the Prior Research Agreements or arising from the research activity funded by the Licensee between January 1, 2000 through the date of New Research Agreement (the "Interim Period").

     E. The parties also desire to amend the License Agreement to conform the definition of "Field of Use" to the research previously conducted under the Prior Research Agreements and in the Interim Period.

                                    AGREEMENT

     NOW, THEREFORE, the parties agree as follows:

     1. Section 2. DEFINITIONS is amended as follows:


        1.1   Section 2a is deleted and amended to read as follows:








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                    2a.   The term "PATENT" or "PATENTS" shall mean any and all
patent applications listed in Appendix A and any and all patent applications relating to inventions arising from research conducted under Prior Research Agreements or research funded by Licensee during the Interim Period, and any and all patents issued with respect to any of such patent applications or any continuation, division, extension or reissue thereof, and any and all foreign patents issuing from any patent filed which corresponds to claims contained in any of the foregoing patents or applications.

               1.2  Section 2c is deleted and amended to read as follows:

                    2c.   "FIELD OF USE" shall mean (i) [ * ], and (ii) [ * ].

               1.3  Section 2h is deleted and amended to read as follows:

                    2h.   "TECHNOLOGY" shall mean any know-how, trade secrets,
biological materials, copyrightable works, copyrights, formulas, processes, techniques, developments, and advances or other information or materials or any technology either arising out of, conceived, developed or reduced to practice under the RESEARCH AGREEMENT in the FIELD OF USE.

               1.4  Section 2j is deleted and amended to read as follows:

                    2j.   "RESEARCH AGREEMENT" shall mean the Research
Agreements, effective August 31, 1994 and dated, July 18, 1997, as amended, the research funded by Licensee during the Interim Period, the Research Agreement between USC and Licensee executed contemporaneously, and any and all future Research Agreements between USC and Licensee.

     2.        Section 3. LICENSE is amended as follows:

               2.1  Section 3ai is deleted and amended to read;

                    3ai. the exclusive worldwide license to use the PATENT(S) and TECHNOLOGY to manufacture and sell the PRODUCT(S); and

               2.2  Section 3aii is deleted and amended to read:

                    3aii. the right to grant sublicenses to any PATENT or TECHNOLOGY licensed exclusively hereunder provided that any SUBLICENSEE agrees to be bound by the terms and conditions of this Agreement applicable to SUBLICENSEES.

     3.        Section 4. ROYALTY shall be amended as follows:

               3.1  Section 4i shall be deleted and amended as follows:

*Confidential Treatment Requested. Omitted Portions filed with the Commission.

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                    4i. The obligation to pay a royalty under this Agreement on the NET SALES OF A PRODUCT shall be imposed only once with respect to the same unit of the PRODUCT regardless of the number of valid issued or, assuming they were to issue, pending claims included within the PATENTS. Further, only one royalty shall be due on any single unit of a PRODUCT whether such PRODUCT is a PATENT PRODUCT, a TECHNOLOGY PRODUCT or a combination of the two. If the PRODUCT may be both a PATENT PRODUCT and a TECHNOLOGY PRODUCT, then for the purposes of the payment of royalties under this Agreement, the PRODUCT shall be deemed a PATENT PRODUCT.

     4. Section 11. SUBLICENSE PERMISSION is deleted and amended to read as follows:

            11. SUBLICENSE PERMISSION. Licensee may sublicense the PATENTS and TECHNOLOGY only with prior written permission from USC, which permission will not be unreasonably withheld, if there is compliance of the Sublicensee with the specified terms in this Agreement.

     5. Section 14. PUBLICITY is deleted in its entirely and amended as follows:

            14. PUBLICITY. Licensee may cite that it has a license and funding agreement with USC regarding technology from the USC School of Medicine. Any other use of the name of USC for products, promotion or marketing-related purposes requires prior written USC approval. USC acknowledges that communications with prospective investors, lenders and other business affiliates as well as the SEC and other regulatory agencies will require disclosure of the Licensee and USC relationship. USC retains the right to prior review of any disclosure of the relationship with Licensee.

     6.     Section 17 NOTICES, REPORTS AND PAYMENTS is amended to read:

            Notice shall be sent to the Licensee at the following address:

                             Maret Corporation
                             Dr. Terence E. Winters, Chief Executive Officer 4041 McArthur Blvd., Suite 375
                             Newport Beach, California 92660

     USC and Licensee hereby acknowledge that all parties have complied with all terms and provisions of the License Agreement and the Research Agreements to be performed prior to the date of this Amendment. In all other respects, the License Agreement is hereby ratified and confirmed. In the case of direct conflict or conflict by reason of interpretation between any provision of this Amendment and the License Agreement, the Amendment shall control and supercede the terms of the License Agreement.

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UNIVERSITY OF SOUTHERN CALIFORNIA                MARET CORPORATION

/s/ Dennis F. Dougherty                          /s/ T. E. Winters
--------------------------------------------     -------------------------------
(Signature)                                      (Signature)

Dennis F. Dougherty                              T. E. Winters
--------------------------------------------     -------------------------------
(Print or Type Name)                             (Print of Type Name)

Senior Vice President of Administration          CEO
--------------------------------------------     -------------------------------
(Official Title)                                 (Official Title)

6/13/2000                                        6/19/2000
--------------------------------------------     -------------------------------
(Date)                                           (Date)

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                                   APPENDIX A
                                   ----------

                                      [ * ]

*Confidential Treatment Requested. Omitted Portions filed with the Commission.

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